Exhibit (d)(15)
                                                                           DRAFT

          AMENDMENT NO. 1 DATED AS OF DECEMBER 13, 2007 TO SUB-ADVISORY
      AGREEMENT BETWEEN HIGHMARK CAPITAL MANAGEMENT, INC AND BAILARD, INC.
                        DATED AS OF APRIL 3, 2006 FOR THE
                    HIGHMARK INTERNATIONAL OPPORTUNITIES FUND


         WHEREAS, HIGHMARK CAPITAL MANAGEMENT, INC., a California corporation (the "Adviser"), and BAILARD, INC, a California corporation (the "Sub-Adviser"), entered into a Sub-Advisory Agreement dated as of April 3, 2006 (the "Sub-Advisory Agreement") for the HighMark International Opportunities Fund; and

         WHEREAS, the Adviser and the Sub-Adviser (collectively, the "Parties") desire to amend the Sub-Advisory Agreement as provided herein;

         NOW, THEREFORE, the Parties hereby agree as follows:

     1. AMENDMENT TO SECTION 16 OF THE SUB-ADVISORY AGREEMENT. Effective as of December 13, 2007, Section 16 is amended to reflect the following changes of address:

     "16. NOTICES. Any notices, advise or report to be given pursuant to this Agreement shall be delivered or mailed as set forth below:

         TO ADVISER AT:
         HighMark Capital Management, Inc.
         350 California Street, Suite 1600
         San Francisco, CA 94104
         Attention: President & CEO

         TO THE SUB-ADVISER AT:
         Bailard, Inc.
         950 Tower Lane, Suite 1900
         Foster City, CA 94404
         Attention: Barbara Bailey

         TO THE TRUST, THE TRUSTEES OR THE FUND AT:
         HighMark Funds
         c/o HighMark Capital Management
         350 California Street, Suite 1600
         San Francisco, CA 94104
         Attention: Vice President, HighMark Funds Administration"


     2. DEFINED TERMS: CONFIRMATION OF OTHER TERMS OF THE SUB-ADVISORY AGREEMENT. Any capitalized terms used herein and not defined herein shall have the meaning assigned to it in the Sub-Advisory Agreement. The Sub-Advisory Agreement, as amended as provided herein, is hereby confirmed as being in full force and effect in accordance with its terms.

     3. COUNTERPARTS. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument.



[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of December 28, 2007.


                                             HIGHMARK CAPITAL MANAGEMENT, INC.


                                             By: /s/ Pamela O'Donnell
                                                 --------------------
                                                 Name: Pamela O'Donnell
                                                 Title: Vice President


                                             BAILARD, INC.


                                             By: /s/ Barbara V. Bailey
                                                 ---------------------
                                                 Name: Barbara V. Bailey
                                                 Title: Treasurer/Secretary


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